Exhibit 99.1

JUNO THERAPEUTICS REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS
– Initiated five trials with new binders, technologies, and targets –
– 2017 cash burn and operating burn guidance reaffirmed –
– Added key talent to leadership team –
– Eleven product candidates in clinical trials against eight different targets –
– Strong cash position of $850.7 million –
– Conference call today at 5:00 p.m. Eastern Time –

SEATTLE – May 4, 2017 – Juno Therapeutics, Inc. (NASDAQ: JUNO), a biopharmaceutical company developing innovative cellular immunotherapies for the treatment of cancer, today reported financial results and business highlights for the first quarter 2017.
“In the first quarter 2017, we made significant progress with our lead program, JCAR017, and we look forward to presenting updated data in DLBCL at ASCO," said Hans Bishop, Juno’s President and Chief Executive Officer. "We also continue to advance our pipeline more broadly with eleven product candidates now in human testing. Already this year, we have initiated a number of trials, including a BCMA CAR T, a CD19-directed 4-1BBL armored CAR, a fully-human CD19 CAR T, a combination trial with JCAR014 and durvalumab, and a combination trial with JCAR014 and ibrutinib. With up to 20 ongoing trials by year end, we expect to gain additional insights that may lead to product candidates that can deliver long-term durable remissions for patients in need.”
First Quarter 2017 and Recent Corporate Highlights
Corporate News:

•	Hired key talent to our leadership team, including the:

•
Appointment of Corsee Sanders, Ph.D. as Executive Vice President and Head of Development Operations. Dr. Sanders leads a newly organized Development Operations group that combines clinical operations, biometrics and data management, patient operations, medical writing, and program and project management.

•
Appointment of Sunil Agarwal, M.D. as President of Research & Development. Dr. Agarwal is responsible for the execution of Juno’s drug development pipeline, integration of translational insights into ongoing programs, and the prioritization of research and development initiatives.

•	Appointment to Board of Directors of Rupert Vessey, MA, BM BCh, FRCP, DPhil, who is Celgene Corporation's President of Research and Early Development.
First Quarter 2017 Financial Results

•	Cash Position: Cash, cash equivalents, and marketable securities as of March 31, 2017 were $850.7 million compared to $922.3 million as of December 31, 2016.

•
Cash Burn: Cash burn in the first quarter of 2017, excluding cash inflows and outflows from business development activities, was $75.3 million, including $21.2 million for the purchase of property and equipment, the majority of which were non-recurring costs to build out Juno's planned headquarters facility. Cash burn in the first quarter of 2016, excluding cash inflows and outflows from business development activities, was $61.0 million. The cash burn increase of $14.3 million was primarily driven by cash outflows in connection with the overall growth of the business including clinical, manufacturing, and research, costs to build out Juno's planned headquarters facility, and purchases of manufacturing equipment. These increases were offset by $11.2 million received from Celgene for the partial reimbursement of costs incurred by Juno in connection with the CD19 program.

•
Revenue: Revenue for the three months ended March 31, 2017 and 2016 was $19.3 million and $9.8 million, respectively. The increase was primarily due to revenue recognized in connection with the Celgene collaboration and CD19 License for the partial reimbursement by Celgene of research and development costs incurred by Juno in the first quarter of 2017.

•
R&D Expenses: Research and development expenses for the three months ended March 31, 2017 and 2016, inclusive of non-cash expenses and computed in accordance with GAAP, were $82.9 million and $73.7 million, respectively. The increase was primarily due to increased costs to execute Juno's clinical development strategy, manufacture its product candidates, and expand its overall research and development capabilities. For the three months ended March 31, 2017 expense related to our success payment and contingent consideration obligations increased $14.0 million and $1.5 million, respectively, compared to the three months ended March 31, 2016. These increases were offset by a decrease in milestone expense.

•
Non-GAAP R&D Expenses: Non-GAAP research and development expenses for the three months ended March 31, 2017 and 2016 were $74.4 million and $80.1 million, respectively and include $9.6 million and $9.1 million of stock-based compensation expense, respectively. Non-GAAP research and development expenses for three months ended March 31, 2017 exclude the following:

•
An expense of $7.4 million associated with the change in the estimated fair value and elapsed service period for Juno’s potential success payment liabilities to Fred Hutchinson Cancer Research Center ("FHCRC") and Memorial Sloan Kettering Cancer Center ("MSK").

•
Non-cash stock-based compensation expense of $0.7 million related to a 2013 restricted stock award to a co-founding director that became a consultant upon his departure from Juno’s board of directors in 2014.

•	An expense of $0.4 million associated with the change in the estimated fair value of the contingent consideration liabilities recorded in connection with the Stage and X-Body acquisitions.
Non-GAAP research and development expenses for the three months ended March 31, 2016 exclude the following:

•	A gain of $6.6 million associated with the change in estimated fair value and elapsed service period for Juno’s potential success payment liabilities to FHCRC and MSK.

•
Non-cash stock-based compensation expense of $1.2 million related to a 2013 restricted stock award to a co-founding director that became a consultant upon his departure from Juno’s board of directors in 2014.

•	A gain of $1.0 million associated with the change in the estimated fair value of the contingent consideration liabilities recorded in connection with the Stage and X-Body acquisitions.

•
G&A Expenses: General and administrative expenses on a GAAP basis for the three months ended March 31, 2017 and 2016 were $20.7 million and $16.0 million, respectively. The increase of $4.7 million was due to an increase in personnel expenses primarily related to increased headcount to support the business, an increase in consulting and other expenses including costs related to commercial readiness, and an increase in stock-based compensation expense. The increases were partially offset by a decrease in business development expenses. General and administrative expenses include $6.1 million and $4.9 million of non-cash stock-based compensation expense for the three months ended March 31, 2017 and 2016, respectively.

•	GAAP Net Loss: Net loss for the three months ended March 31, 2017 and 2016 was $82.2 million, or $0.79 per share, and $71.1 million, or $0.72 per share, respectively.

•
Non-GAAP Net Loss: Non-GAAP net loss, which incorporates the non-GAAP R&D expense, for the three months ended March 31, 2017 and 2016 was $73.7 million, or $0.71 per share, and $77.5 million, or $0.78 per share, respectively.

A reconciliation of GAAP net loss to non-GAAP net loss and GAAP R&D expense to non-GAAP R&D expense is presented below under “Non-GAAP Financial Measures.”

2017 Financial Guidance
Juno reaffirms 2017 cash burn, excluding cash inflows or outflows from upfront payments related to business development activities, of between $270 million and $300 million.

•	Operating burn estimated to be between $245 million and $275 million.

•	Capital expenditures, net of tenant improvement allowances, estimated to be between $22 million and $27 million, the majority of which are related to one-time infrastructure build-outs.
Conference Call Information
Juno will host a conference call today to review Juno’s financial results for the first quarter 2017 beginning at 2:00 p.m. Pacific Time (PT)/5:00 p.m. Eastern Time (ET). Analysts and investors can participate in the conference call by dialing (855) 780-7198 for domestic callers and (631) 485-4870 for international callers, using the conference ID# 7603931.
The webcast can be accessed live on the Investor Relations page of Juno's website, www.JunoTherapeutics.com, and will be available for replay for 30 days following the call.
About Juno
Juno Therapeutics is building a fully integrated biopharmaceutical company focused on developing innovative cellular immunotherapies for the treatment of cancer. Founded on the vision that the use of human cells as therapeutic entities will drive one of the next important phases in medicine, Juno is developing cell-based cancer immunotherapies based on chimeric antigen receptor and high-affinity T cell receptor technologies to genetically engineer T cells to recognize and kill cancer. Juno is developing multiple cell-based product candidates to treat a variety of B-cell malignancies as well as multiple solid tumors. Several product candidates have shown compelling clinical responses in clinical trials in refractory leukemia and lymphoma conducted to date. Juno's long-term aim is to leverage its cell-based platform to develop new product candidates that address a broader range of cancers and human diseases. Juno brings together innovative technologies from some of the world's leading research institutions, including the Fred Hutchinson Cancer Research Center, Memorial Sloan Kettering Cancer Center, Seattle Children's Research Institute (SCRI), the University of California, San Francisco, and The National Cancer Institute. Juno Therapeutics has an exclusive license to the St. Jude Children’s Research Hospital patented technology for CD19-directed product candidates that use 4-1BB, which was developed by Dario Campana, Chihaya Imai, and St. Jude Children’s Research Hospital. Juno's product candidate JCAR017 was developed in collaboration with SCRI and others.
About the Juno-Celgene Collaboration
Celgene Corporation and Juno Therapeutics formed a collaboration in June 2015 under which the two companies will leverage T cell therapeutic strategies to develop treatments for patients with cancer and autoimmune diseases with an initial focus on chimeric antigen receptor (CAR) and T cell receptor (TCR) technologies. In April 2016, Celgene exercised its option to develop and commercialize the Juno CD19 program outside North America and China.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding Juno’s mission, progress, and business plans; clinical trial plans and timelines; planned data presentations; the potential of combinations of CAR T cells with checkpoint inhibitors, armored CARs, and CAR T constructs with fully human binding domains; the potential of the Celgene collaboration; the potential of Juno's clinical trials to generate insights that lead to product candidates that deliver long-term durable remissions; and 2017 cash burn forecast. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost, and timing of Juno's product development activities and clinical trials; Juno's ability to obtain regulatory approval for and to commercialize its product candidates; Juno's ability to establish a commercially-viable manufacturing process and manufacturing infrastructure; regulatory requirements and regulatory developments; success of Juno's competitors with respect to competing treatments and technologies; Juno's dependence on third-party collaborators and other contractors in Juno's research and development activities, including for the conduct of clinical trials and the manufacture of Juno's product candidates; Juno's dependence on Celgene for the development and commercialization outside of North America and China of Juno’s CD19 product candidates and any other product candidates for which Celgene exercises an option; Juno’s dependence on JW Therapeutics (Shanghai) Co., Ltd, over which Juno does not exercise complete control, for the development and commercialization of product candidates in China; Juno's ability to obtain, maintain, or protect intellectual property rights related to its product candidates; amongst others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Juno's business in general, see Juno's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017 and Juno’s other periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Juno disclaims any obligation to update these forward-looking statements.
# # #

Investor Relations:
Nicole Keith
206-566-5521
nikki.keith@junotherapeutics.com

Media:
Christopher Williams
206-566-5660
chris.williams@junotherapeutics.com

Juno Therapeutics, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash, cash equivalents, and short-term marketable securities	$722,180	$732,575
Accounts receivable	8,824	13,286
Prepaid expenses and other current assets	48,520	26,471
Total current assets	779,524	772,332
Property and equipment, net	102,517	81,734
Long-term marketable securities	128,472	189,706
Goodwill	221,306	221,306
Intangible assets	78,500	77,986
Other assets	4,345	6,400
Total assets	$1,314,664	$1,349,464
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$48,563	$41,237
Success payment liabilities	30,185	22,786
Contingent consideration	2,032	7,605
Deferred revenue	41,818	43,264
Total current liabilities	122,598	114,892
Contingent consideration, less current portion	19,316	13,291
Deferred revenue, less current portion	111,021	120,054
Deferred tax liabilities	4,864	5,152
Other long-term liabilities	40,813	18,374
Stockholders’ equity:
Common stock	11	11
Additional paid-in-capital	1,930,138	1,911,769
Accumulated other comprehensive loss	(663)	(2,842)
Accumulated deficit	(913,434)	(831,237)
Total stockholders’ equity	1,016,052	1,077,701
Total liabilities and stockholders’ equity	$1,314,664	$1,349,464

Juno Therapeutics, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue	$19,327	$9,775
Operating expenses:
Research and development	82,924	73,722
General and administrative	20,726	15,954
Total operating expenses	103,650	89,676
Loss from operations	(84,323)	(79,901)
Interest income, net	1,700	1,341
Other income (expenses), net	(906)	69
Loss before income taxes	(83,529)	(78,491)
Benefit for income taxes	1,332	7,353
Net loss	$(82,197)	$(71,138)
Net loss per share, basic and diluted	$(0.79)	$(0.72)
Weighted average common shares outstanding, basic and diluted	103,752	99,298

Non-GAAP Financial Measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), Juno uses certain non-GAAP financial measures to evaluate its business. Juno’s management believes that these non-GAAP financial measures are helpful in understanding Juno’s financial performance and potential future results. These are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Juno’s financial statements prepared in accordance with GAAP. These non-GAAP measures differ from GAAP measures with the same captions, may be different from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting. Juno’s management uses these supplemental non-GAAP financial measures internally to understand, manage, and evaluate Juno’s business and make operating decisions. In addition, Juno’s management believes that the presentation of these non-GAAP financial measures is useful to investors because they enhance the ability of investors to compare Juno’s results from period to period and allows for greater transparency with respect to key financial metrics Juno uses in making operating decisions. Juno endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. The following is a reconciliation of GAAP to non-GAAP financial measures:
Juno Therapeutics, Inc.
Unaudited Reconciliation of GAAP to Non-GAAP Net Loss
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net loss - GAAP	$(82,197)	$(71,138)
Adjustments:
Success payment expense (gain) (1)	7,399	(6,583)
Non-cash stock-based compensation expense (2)	693	1,190
Change in fair value of contingent consideration (3)	452	(1,012)
Net loss - Non-GAAP	$(73,653)	$(77,543)
Net loss per share - GAAP	$(0.79)	$(0.72)
Adjustments:
Success payment expense (gain) (1)	0.07	(0.06)
Non-cash stock-based compensation expense (2)	0.01	0.01
Change in fair value of contingent consideration (3)	—	(0.01)
Net loss per share, basic and diluted - Non-GAAP	$(0.71)	$(0.78)
Weighted average common shares outstanding, basic and diluted	103,752	99,298

Juno Therapeutics, Inc.
Unaudited Reconciliation of GAAP to Non-GAAP Research and Development Expense
(In thousands)

	Three Months Ended March 31,
	2017	2016
Research and development expense - GAAP	$(82,924)	$(73,722)
Adjustments:
Success payment expense (gain) (1)	7,399	(6,583)
Non-cash stock-based compensation expense (2)	693	1,190
Change in fair value of contingent consideration (3)	452	(1,012)
Research and development expense - Non-GAAP	$(74,380)	$(80,127)

(1)
The success payment expense (gain) represents the change in the estimated fair value of the success payment obligations and the associated elapsed service period. As of March 31, 2017, the estimated fair values of the success payment liabilities to FHCRC and MSK on the condensed consolidated balance sheets, were approximately $17.7 million and $12.5 million, respectively. If success payment thresholds are met in the future, Juno may pay FHCRC and MSK the applicable success payment in cash or publicly-traded equity at Juno’s election. The success payment liabilities are subject to re-measurement each reporting period and may fluctuate from quarter-to-quarter and year-to-year, sometimes significantly, resulting in either an expense or a gain depending on the trading price of Juno common stock, estimated term, expected volatility, risk-free interest rate, estimated number and timing of valuation measurement dates, and estimated indirect costs that are creditable against the success payments to FHCRC and MSK.

(2)
This relates to a restricted stock grant in 2013 to a former co-founding director who became a consultant upon his departure from Juno’s board of directors in 2014. Unlike other outstanding awards to Juno’s employees, scientific founders, and continuing directors, the value of this restricted stock award is subject to re-measurement each reporting period as the award vests and may result in the associated expense fluctuating from quarter-to-quarter and year-to-year, sometimes significantly, based on changes in the trading price of Juno common stock through the end of the vesting period.

(3)	This is the change in the estimated fair value of the contingent consideration liabilities recorded in connection with the Stage and X-Body acquisitions.